Exhibit 4.8

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

KAR HOLDINGS, INC.

Dated as of April 20, 2007

11.11	Injunctive Relief	25
11.12	Term	25
11.13	Further Assurances	25
11.14	Entire Agreement	25
11.15	Prior Registration Rights Agreement	26
11.16	No Effect on Employment	26

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of April 20, 2007, by and among KAR Holdings, Inc., a Delaware corporation (the “Company”), KAR Holdings II, LLC, a Delaware limited liability company (the “LLC”), those employees of the Company or its subsidiaries listed on Schedule 1 hereto (together with any person that becomes a party to this Agreement pursuant to Section 11.5 and each of their respective Permitted Transferees, collectively, the “Management Shareholders”). The Management Shareholders, together with any Person that becomes a party to this Agreement after the date hereof pursuant to Section 11.6 (any such Person, an “Outside Investor”) and the LLC, are hereinafter referred to collectively as the “Shareholders.” Capitalized terms used herein without definition are defined in Section 10 of this Agreement.

WHEREAS, Axle Holdings II, LLC (“Axle LLC”), Axle Holdings, Inc. (the “Predecessor Company”) and certain of the Management Shareholders were parties to that certain Amended and Restated Registration Rights Agreement, dated as of May 25, 2005 (the “Prior Registration Rights Agreement”) of the Predecessor Company and in connection with the transactions contemplated by the Merger Agreement, the Contribution Agreement, the Conversion Agreements and the Conversion Stock Option Agreements, the Predecessor Company, Axle LLC and the Management Shareholders have determined to terminate the Prior Registration Rights Agreement by entering into this Agreement and thereby replacing and superseding the Prior Registration Rights Agreement in its entirety with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

1. Registrations Upon Request.

1.1 Requests by the LLC. At any time, or from time to time, subject to Section 5, the LLC shall have the right by delivering a written notice to the Company (the “Demand Notice”) to require the Company to effect the registration (which may, other than in connection with an IPO, at the option of the LLC, be effected as a Shelf Registration Statement) pursuant to this Agreement and in accordance with the Securities Act, of the offer and sale of any or all of the Registrable Securities owned by the LLC, each such request to specify the intended method or methods of disposition thereof; provided, that a Demand Notice shall only be made if the sale of the Registrable Securities requested to be registered by the LLC is reasonably expected by the LLC to result in aggregate gross cash proceeds in excess of $50,000,000. Upon any such request, the Company will promptly, but in any event within 10 days (or, in the case of a Take-down

Transaction, within 5 days), give written notice of such request to all other holders of Registrable Securities and thereupon the Company will, subject to Section 1.5, use its best efforts to effect the prompt registration under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the LLC, and

(ii) all other Registrable Securities which the Company has been requested to register by holders thereof by written request given to the Company by such holders within 10 days (or in the case of a Take-down Transaction, within 5 days) after the giving of such written notice by the Company to such holders, all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of the LLC.

1.2 Restrictions on Demand Registrations. The Company may (by delivering written notice to the LLC as contemplated by this Section 1.2) postpone the filing (but not the preparation) or effectiveness of a registration statement to be filed or declared effective pursuant to Section 1.1 (or, in the case of a Shelf Registration Statement, the continued use of such Shelf Registration Statement) if the filing or effectiveness of such registration statement, or the continued use of such Shelf Registration Statement, as applicable, would require the Company to make any public disclosure of material, non-public information, the disclosure of which, in the Board’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in such registration statement filed with the Commission by the Company (or in an amendment or supplement to a then filed Shelf Registration Statement) so that such registration statement would not be materially misleading and (ii) would not be required to be made at such time but for the filing or use of such registration statement and the Company has a bona fide business purpose for not disclosing such information publicly. The Company shall give prompt written notice to the LLC of (x) any postponement of the filing or effectiveness or suspension of use, as applicable, of any such registration statement pursuant to this Section 1.2 (a “Delay Notice”), (y) the Company’s decision to file or seek effectiveness or no longer suspend the use, as applicable, of such registration statement following such postponement or suspension and (z) the effectiveness of such registration statement. In the case the Company provides written notice regarding the suspension of use of a Shelf Registration Statement, the holders of Registrable Securities shall suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities thereunder. The Company may defer the filing (but not the preparation) or effectiveness or suspend the use or filing of a prospectus supplement or post-effective amendment, as applicable, of a particular registration statement pursuant to this Section 1.2 only once during any 12-month period. Notwithstanding the provisions of this Section 1.2, the Company may not postpone the filing or effectiveness or suspend the use, as applicable, of a registration statement past the date that is the earliest of (a) the date upon which any disclosure of a matter the Board has determined would not be in the best interest of the Company to be disclosed is disclosed to the public or ceases to be material, and (b) forty-five (45) days after the date upon which the Board has determined to distribute to the LLC a Delay Notice. The period during which filing or effectiveness or suspension of use, as applicable, is so postponed or suspended hereunder is referred to as a “Delay Period.”

1.3 Registration Statement Form. A registration requested pursuant to Section 1.1 shall be effected by the filing of a registration statement on a form selected by the LLC.

1.4 Expenses. The Company shall pay, and be responsible for, all Registration Expenses in connection with any registration requested under Section 1.1; provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law as well as all underwriting discounts and commissions and transfer taxes, if any, in respect of the Registrable Securities being registered for such seller.

1.5 Priority in Demand Registrations. If a registration pursuant to Section 1.1 (including any Take-down Transaction) involves an underwritten offering, and the managing underwriter selected by the LLC (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm selected by the LLC) shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested, and otherwise proposed to be included in such registration, exceeds the number which can be sold in such offering without materially and adversely affecting the offering price or marketability of the securities being sold in such registration, the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, first, the Registrable Securities of the LLC, the Outside Investors, if any, and the Management Shareholders, on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Shareholder), and second, the securities, if any, being sold by the Company. Notwithstanding the foregoing, the Management Shareholders shall not be entitled to participate in any such registration requested by the LLC (including any Take-down Transaction) to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm selected by the LLC) shall determine in good faith and in writing (with a copy to each affected Person requesting registration of Registrable Securities), that the participation of the Management Shareholders would materially and adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Company shall include in such registration that number of shares of the Management Shareholders (up to the pro rata amount specified in the previous sentence) which can be sold in such offering without materially and adversely affecting the marketability or offering price of the other securities to be sold in such registration. In the event of any such determination under this Section 1.5, the Company shall give the affected holders of Registrable Securities notice of such determination in lieu of the notice otherwise required under Section 1.1.

1.6 Effective Period of Demand Registration. After any registration statement filed pursuant to Section 1.1 of this Agreement has become effective, the Company shall use its best efforts to keep such registration statement effective for a period of at least 180 days from the date on which the Commission declares such registration statement effective (or, in the case of a Shelf Registration Statement, two years from the date such Shelf Registration Statement became effective) plus the duration of any Delay Period and any Suspension Period, or such shorter period that shall terminate when all of the Registrable Securities covered by such registration statement have been sold pursuant to such registration statement in accordance with the plan of distribution set forth therein.

2. Incidental Registrations. If the Company at any time proposes to register for sale any of its equity securities under the Securities Act for its own account (including, but not limited to, a Shelf Registration Statement, but other than pursuant to a registration on Form S-4 or S-8 or any successor form), then the Company shall give prompt written notice to all holders of Registrable Securities regarding such proposed registration. Upon the written request of any such holders made within 10 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company shall use its best efforts to effect the registration under the Securities Act of such Registrable Securities on a pro rata basis in accordance with such intended method or methods of disposition, provided that:

(a) (i) the Company shall not include Registrable Securities in such proposed registration to the extent that the Board shall have determined, after consultation with the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm selected by the LLC) for such offering, that it would materially and adversely affect the offering price to include any Registrable Securities in such registration and (ii) the Company shall not include Registrable Securities of any Management Shareholder in any proposed registration pursuant to this Section 2 to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm selected by the LLC) shall determine in good faith that the participation of such Management Shareholder would materially and adversely affect the marketability or the offering price of the securities being sold in such registration and provided, further, that in the event of any such determination under clause (i) or (ii), the Company shall give the affected holders of Registrable Securities notice of such determination in lieu of the notice otherwise required by the first sentence of this Section 2;

(b) if, at any time after giving written notice (pursuant to this Section 2) of its intention to register equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the LLC that a registration be effected under Section 1.1;

(c) if in connection with a registration pursuant to this Section 2, the managing underwriter of such registration (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm selected by the LLC) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration thereof) that the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price or marketability of the securities being sold in such registration, then in the case of any registration pursuant to this Section 2, the Company shall include in such registration to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, first, the securities, if any, being sold by the Company, and second, the Registrable Securities of the LLC, the Outside Investors, if any, and the Management Shareholders, on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Shareholder); and

(d) the Company shall have no obligation under this Section 2 to use its best efforts to effect any registration of Registrable Securities which any Outside Investor or Management Shareholder has requested to be registered, unless Registrable Securities owned by the LLC or its Permitted Transferees shall be included in such registration or unless the LLC in its sole discretion determines otherwise.

The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2; provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law as well as all underwriting discounts and commissions and transfer taxes, if any, in respect of the Registrable Securities being registered for such seller. No registration effected under this Section 2 shall relieve the Company from its obligation to effect registrations under Section 1.1.

3. Registration Procedures. Subject to Section 1.2, if and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or Section 2, the Company shall promptly:

(a) prepare, and as soon as practicable, but in any event within 30 days thereafter, file with the Commission, a registration statement with respect to such Registrable Securities, make all required filings with the NASD and use its best efforts to cause such registration statement to become and remain effective as soon as practicable;

(b) prepare, and cause its officers and employees to facilitate and cooperate in the preparation of, and promptly file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, but (other than in the case of a Shelf Registration Statement) in no event for a period of more than six months after such registration statement becomes effective, and in the case of any Shelf Registration Statement, prepare such prospectus supplements containing such disclosures as may be reasonably requested by the LLC or any underwriter(s) in connection with each Take-down Transaction;

(c) furnish copies of all documents proposed to be filed with the Commission in connection with such registration to (i) counsel selected by the LLC, and which counsel may also be counsel to the Company, and (ii) each seller of Registrable Securities (or in the case of the initial filing of a registration statement, within five business days of such initial filing) and such documents shall be subject to the review of such counsel; provided that the Company shall not file any registration statement or any amendment or post-effective amendment or supplement to such registration statement or the prospectus used in connection therewith to which such counsel shall have reasonably objected on the grounds that such registration statement amendment, supplement or prospectus does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

(e) use its best efforts to register or qualify such Registrable Securities and other securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

(f) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(g) in any underwritten offering, furnish to the LLC:

(i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement and the date of the closing under the underwriting agreement, and

(ii) a “cold comfort” letter (unless the registration is pursuant to Section 2 and such a letter is not otherwise being furnished to the Company), dated the effective date of such registration statement and the date of the closing under the underwriting agreement, signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the registration statement, covering such matters as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities and such other matters as the LLC may reasonably request;

(h) promptly notify each seller of any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, (i) in the case of a Shelf Registration Statement, if a Shareholder has provided notice of an intent to sell, within five Business Days of such notice and (ii) in the case of any other registration statement hereunder, as promptly as is practicable but in any event, no later than 30 days after such notice (except in the case of clause (i) or (ii) to the extent the Company delivers a Suspension Notice, in which case such period may be up to 45 days but shall end upon public disclosure of the material transaction which necessitated such Suspension Notice), prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;

(j) notify each seller of any Registrable Securities covered by such registration statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of the receipt by the Company of any comments from the Commission or of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

(k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;

(l) use its best efforts (i) (A) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed or, if no such equity securities are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or (B) if such listing is not practicable, to secure designation of such securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent (A) to release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or the managing underwriter;

(m) enter into such agreements and take such other actions as the sellers of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

(n) furnish to any holder of such Registrable Securities on a confidential basis such information and assistance as such holder may reasonably request in connection with any “due diligence” effort which such seller reasonably deems appropriate;

(o) take no direct or indirect action prohibited by Regulation M under the Exchange Act; and

(p) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

To the extent the Company is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time the LLC submits any Demand Notice to the Company, and such Demand Notice requests that the Company file a Shelf Registration Statement, the Company shall file a Shelf Registration Statement which covers those Registrable Securities which are requested to be registered. The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Shelf Registration Statement is required to remain effective pursuant to Section 1.6 hereof. If the Company does not pay the filing fee covering the Registrable Securities at the time the Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to file a shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective pursuant to Section 1.6 hereof.

As a condition to its registration of Registrable Securities of any prospective seller, the Company may require such seller of any Registrable Securities as to which any registration is being effected to execute powers-of-attorney, custody arrangements and other customary agreements appropriate to facilitate the offering and to furnish to the Company such information regarding such seller, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in such registration statement in order to make the information previously furnished to the Company by such holder and disclosed in such registration statement not materially misleading.

The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any holder of Registrable Securities, or otherwise identifies any holder of Registrable Securities as the holder of any Registrable Securities, without the consent of such holder (such consent not to be unreasonably withheld or delayed), unless such disclosure is required by law.

By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 3(h), such holder shall promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder is advised in writing by the Company that the use of the prospectus may be resumed or such holder is furnished with copies of the supplemented or amended prospectus contemplated by Section 3(h). Notwithstanding the foregoing, nothing herein shall limit or otherwise alter the Company’s obligations under Section 3(h) or restrict the rights or remedies that the holders of Registrable Securities have against the Company in the event of a breach of Section 3(h) by the Company. If so directed by the Company, each holder of Registrable Securities shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the applicable registration statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the holders of Registrable Securities are advised by the Company that the use of the prospectus may be resumed or have received the copies of the supplemented or amended prospectus contemplated by Section 3(a) (a “Suspension Period”). In any event, the Company shall not be entitled to deliver more than a total of three (3) Suspension Notices in any 12-month period.

The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of the LLC and any underwriter.

4. Underwritten Offerings.

4.1 Underwriting Agreement. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 1.1 or Section 2 (including any Take-down Transaction), the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to the LLC (unless the LLC is not participating in such registration, in which case, such agreement shall be reasonably satisfactory to the holders of a majority of the Registrable Securities to be distributed by such underwriter). Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 8. Each holder of Registrable Securities to be distributed by such underwriter shall be a party to such underwriting agreement and may, at such holder’s option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holder of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holder of Registrable Securities. No Shareholder in its capacity as shareholder and/or controlling person (but not in its capacity as director or officer of the Company) shall be required by any underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder’s Registrable Securities and such holder’s intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder pursuant to Section 8.2.

4.2 Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, but if at such time the LLC and its Affiliates own at least 10% of the number of shares of Common Stock they own on the date hereof, only with the approval of the LLC, such approval not to be unreasonably withheld. Notwithstanding the foregoing sentence, whenever a registration requested pursuant to Section 1.1 is for an underwritten offering, the LLC will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, but only with the approval of the Company, such approval not to be unreasonably withheld.

5. Holdback Agreements.

(a) If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or Section 2, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or to request registration under Section 1.1 of any Registrable Securities within seven days prior to and 90 days (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration (the “Trigger Date”), except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 5, even if such Registrable Securities cease to be Registrable Securities upon such transfer; provided that, with respect to any Shelf Registration Statement, a Trigger Date shall be deemed to exist only in the case of an underwritten offering and in such case the Trigger Date shall be the pricing of any underwritten offering made under such registration statement. If requested by such managing underwriter, each holder of Registrable Securities agrees to execute an agreement to such effect with the Company and consistent with such managing underwriter’s customary form of holdback agreement.

(b) The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (or such longer period, not to exceed 180 days, which may be required by the managing underwriter, or such shorter period as the managing underwriter may agree) after the Trigger Date with respect to any registration statement filed pursuant to Section 1.1 (except (i) as part of such registration, (ii) as permitted by any related underwriting agreement, (iii) pursuant to an employee equity compensation plan, (iv) pursuant to an acquisition or strategic relationship, bank or equipment financing or similar transaction or (v) pursuant to a registration on Form S-4 or S-8 or any successor form); provided that, with respect to any Shelf Registration Statement, a Trigger Date shall be deemed to exist only in the case of an underwritten offering and in such case the Trigger Date shall be the pricing of any underwritten offering made under such registration statement. In addition, if, and to the extent requested by the managing underwriter, the Company shall use its best efforts to cause each holder (other than any holder already subject to Section 5(a)) of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into an agreement to such effect with the Company and consistent with such managing underwriter’s customary form of holdback agreement.

6. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give counsel referred to in clause (c) of Section 3 the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give such counsel access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements in each case as shall be reasonably requested by such counsel in connection with such registration statement.

7. No Grant of Future Registration Rights. The Company shall not grant any other demand or incidental registration rights to any other Person without the prior written consent of the LLC, which consent, from and after the time the LLC no longer holds at least 20% of the outstanding shares of Common Stock, shall not be unreasonably withheld or delayed.

8. Indemnification.

8.1 Indemnification by the Company. The Company agrees that in the event of any registration of any Registrable Securities pursuant to this Agreement, the Company shall indemnify, defend and hold harmless (a) each holder of Registrable Securities, (b) the Affiliates of such holder and the respective directors, members, stockholders, officers, partners, employees, advisors, representatives and agents of such holder and its Affiliates, (c) each Person who participates as an underwriter in the offering or sale of such securities and (d) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing against any and all losses, penalties, fines, liens, judgments, claims, damages or liabilities (or actions or proceedings in respect thereof) and expenses (including reasonable fees of counsel and any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed if such settlement is solely with respect to monetary damages), jointly or severally, directly or indirectly, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus or any “issuer free writing prospectus” (as defined in Securities Act Rule 433) contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred, except insofar as any such loss, penalty, fine, lien, judgment, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement of a material fact or omission of a material fact made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use in the preparation thereof in accordance with the second sentence of Section 8.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller.

8.2 Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 1.1 or 2, that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such Registrable Securities to indemnify and hold harmless, severally, not jointly, in the same manner and to the same extent as set forth in Section 8.1, the Company, its directors, officers, employees, agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, with respect to any statement of a material fact or alleged statement of a material fact in or omission of a material fact or alleged omission of a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or such omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The Company and the holders of the Registrable Securities in their capacities as stockholders and/or controlling persons (but not in their capacities as officers or directors of the Company) hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such holder and its Affiliates and (c) the name and address of such holder. If any additional information about such holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 8.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed if such settlement is solely with respect to monetary damages). The indemnity provided by each seller of Registrable Securities under this Section 8.2 shall be limited in amount to the net amount of proceeds (i.e., net of expenses, underwriting discounts and commissions) actually received by such seller from the sale of Registrable Securities pursuant to such registration statement.

8.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party reasonably determines, based upon advice of independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement unless such judgment, compromise or settlement (A) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (C) does not require any action other than the payment of money by the indemnifying party.

8.4 Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

8.5 Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 8 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, penalty, fine, lien, judgment, claim, damage, liability or expense incurred by such indemnified party.

8.6 Other Remedies. If for any reason any indemnification specified in the preceding paragraphs of this Section 8 is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, penalties, fines, liens, judgments, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other and the statements or omissions or alleged statements or omissions which resulted in such loss, penalty, fine, lien, judgment, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section 8, in respect of any claim for indemnification pursuant to this Section 8, no indemnifying party (other than the Company) shall be required to contribute pursuant to this Section 8.6 any amount in excess of (a) the net proceeds (i.e., net of expenses, underwriting discounts and commissions) received and retained by such indemnifying party from the sale of its Registrable Securities covered by the applicable registration statement, preliminary prospectus, final prospectus, or supplement or amendment thereto, filed pursuant hereto minus (b) any amounts previously paid by such indemnifying party pursuant to this Section 8 in respect of such claim, it being understood that insofar as such net proceeds have been distributed by any indemnifying party to its partners, shareholders or members, the amount of such indemnifying party’s contribution hereunder shall be limited to the net proceeds which it actually recovers from its partners, shareholders or members based upon their relative fault and that to the extent that such indemnifying party has not distributed such net proceeds, the amount such indemnifying party’s contribution hereunder shall be limited by the percentage of such net proceeds which corresponds to the percentage equity interests in such indemnifying party held by those of its partners, shareholders or members who have been determined to be at fault. No party shall be liable for contribution under this Section 8.6 except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 8 if such indemnification were enforceable under applicable law.

9. Representations and Warranties. Each Shareholder represents and warrants to the Company and each other Shareholder that:

(a) such Shareholder has the power, authority and capacity (or, in the case of any Shareholder that is a corporation, limited liability company or limited partnership, all corporate, limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

(b) in the case of a Shareholder that is a corporation, limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Shareholder has been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;

(c) this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and legally binding obligation of such Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity; and

(d) the execution, delivery and performance of this Agreement by such Shareholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Shareholder is a party or by which such Shareholder is bound or (ii) in the case of a Shareholder that is a corporation, limited liability company or limited partnership, the certificate of incorporation, certificate of formation, certificate of limited partnership, by-laws, limited liability company agreement or limited partnership agreement, as the case may be.

10. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

Affiliate: a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

Board: the board of directors of the Company.

Commission: the Securities and Exchange Commission.

Common Stock: the Common Stock of the Company, par value $.01 per share.

Contribution Agreement: the Contribution Agreement, dated as of April 20, 2007, by and among the Company, the LLC, Axle LLC, the Predecessor Company, and each of the other parties identified therein.

Conversion Agreements: the Conversion Agreements, each dated as of April 20, 2007, between the Company and each of the Management Shareholders, as the same may be amended, modified, supplemented or restated from time to time.

Conversion Stock Option Agreements: the Conversion Stock Option Agreements, each dated as of April 20, 2007, between the Company and each of the Management Shareholders, as the same may be amended, modified, supplemented or restated from time to time.

Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

IPO: the initial public offering of Common Stock.

LLC Agreement: the Amended and Restated Limited Liability Company Agreement of the LLC, dated as of the date hereof, as the same may be amended, modified, supplemented or restated from time to time.

Merger Agreement: the Agreement and Plan of Merger, dated as of December 22, 2005, by and among, ADESA, Inc., the Company, the LLC and KAR Acquisition, Inc.

NASD: National Association of Securities Dealers, Inc.

NASDAQ: the Nasdaq National Market.

Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Registrable Securities: the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) by the LLC, the Outside Investors, if any, the Management Shareholders or the Permitted Transferees (as such term is defined in Section 11.2), except for any shares of Common Stock beneficially owned or held by a Management Shareholder that (i) were issued to such Management Shareholder pursuant to an effective registration statement under the Securities Act on Form S-8 or (ii) may be sold by such Management Shareholder pursuant to Rule 144 under the Securities Act. As to any particular shares of Common Stock, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) a registration statement on Form S-8 with respect to the sale of such securities shall have become effective under the Securities Act, (iii) they shall have been sold to the public pursuant to Rule 144 under the Securities Act, (iv) they shall have been otherwise transferred other than to a Permitted Transferee and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state securities law then in force or (v) they shall have ceased to be outstanding. Any and all shares of Common Stock which may be issued in respect of, in exchange for, or in substitution for any Registrable Securities, whether by reason of any stock split, stock dividend, reverse stock split, recapitalization, combination or otherwise, shall also be “Registrable Securities” hereunder.

Registration Expenses: all fees and expenses incurred in connection with the Company’s performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and applicable Commission and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents’, trustees’, depositories’, registrars’ and fiscal agents’ fees, (vii) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by, or incident to, such registration, (viii) reasonable fees and disbursements of any one counsel retained by the sellers of Registrable Securities, which counsel shall be designated in the manner specified in Section 3(c), and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

Shareholders Agreement: the Shareholders Agreement, dated as of the date hereof, as the same may be amended from time to time, by and among the LLC, the Company, the Management Shareholders (as defined therein) parties thereto and the Outside Investors (as defined therein), if any, parties thereto.

Shelf Registration Statement: a registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale on a delayed or continued basis pursuant to Rule 415 under the Securities Act (or similar rule that may be adopted by the Commission) of shares of Common Stock of the Company.

Take-down Transaction: following the effectiveness of a Shelf Registration Statement, any transaction (including, without limitation, block trades, underwritten offerings, derivative transactions with third parties or other types of hedging transactions) pursuant to which a holder sells Registrable Securities under such Shelf Registration Statement.

11. Miscellaneous.

11.1 Rule 144, etc. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as such holder may reasonably request in order to avail itself of any rule or regulation of the Commission allowing it to sell any Registrable Securities without registration.

11.2 Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns under this Section 11.2. The provisions of this Agreement which are for the benefit of a holder of Registrable Securities shall be for the benefit of and enforceable by any transferee of such Registrable Securities; provided that such transferee acquires such Registrable Securities in accordance with all of the terms of the Shareholders Agreement and pursuant to an express assignment from the transferor, and further provided that such transferee executes a joinder agreement agreeing to be bound by all of the transferor’s obligations hereunder, including, without limitation, Section 5 hereof, copies of which shall have been delivered to the Company (each such transferee, a “Permitted Transferee”). Notwithstanding anything herein to the contrary, the Management Shareholders must exercise all rights hereunder on behalf of any of their Permitted Transferees and all other parties hereto shall be entitled to deal exclusively with the Management Shareholders and rely on the consent, waiver or any other action by the Management Shareholders as the consent, waiver or other action, as the case may be, of any such Permitted Transferees of such Management Shareholders. The LLC shall have the right to assign any of its rights or obligations under this Agreement to any of its Affiliate or successors without the prior written consent of any other party hereto.

11.3 Stock Splits, etc. Each holder of Registrable Securities agrees that it will vote to effect a stock split, reverse stock split, recapitalization or combination with respect to any Registrable Securities in connection with any registration of any Registrable Securities hereunder, or otherwise, if (i) the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if a nationally recognized investment banking firm selected by the LLC shall advise the Company in writing) that in its opinion such a stock split, reverse stock split, recapitalization or combination would facilitate or increase the likelihood of success of the offering, and (ii) such stock split, reverse stock split, recapitalization or combination does not materially impact the respective ownership percentages of each such holder of Registrable Securities in the Company. The Company shall cooperate in all respects in effecting any such stock split, reverse stock split, recapitalization or combination.

11.4 Amendment and Modification. This Agreement may be amended, modified or supplemented by the Company with the written consent of the LLC and a majority (by number of shares) of any other holders of Registrable Securities whose interests would be adversely affected by such amendment, modification or supplement; provided that the interests of any existing holders of Registrable Securities shall not be adversely affected by an amendment, modification or supplement of this Agreement that provides for or has the effect of providing for an additional grant of demand registration rights or of incidental registration rights with a lower or the same priority as the rights held by such existing holders of Registrable Securities, as long as any such grant of incidental registration rights with the same priority are pari passu with those held by such existing holders of Registrable Securities. Each holder of Registrable Securities shall be bound by any such amendment, waiver, modification or supplement authorized in accordance with this Section 11.4, whether or not such Registrable Securities shall have been marked to indicate such amendment, waiver, modification or supplement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The execution of a counterpart signature page to this Agreement by a Permitted Transferee pursuant to Section 11.2 shall not require consent of any party hereto and shall not be deemed an amendment to this Agreement.

11.5 Additional Management Shareholders. Notwithstanding anything in this Agreement to the contrary, the Company may, only with the consent of the LLC, admit additional Management Shareholders to this Agreement and amend Schedule 1 accordingly, provided that any such Management Shareholder has become a party to the Shareholders Agreement and executes and delivers a joinder agreement to this Agreement and such other agreements or documents as may reasonably be requested by the Company.

11.6 Outside Investors. Notwithstanding anything in this Agreement to the contrary, the Company may, with the consent of the LLC (and only the consent of the

LLC), admit one or more Outside Investor’s to this Agreement, provided that any such Outside Investor has become a party to the Shareholders Agreement and executes and delivers a joinder agreement to this Agreement and such other agreements or documents as may reasonably be requested by the Company.

11.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to the choice of law principles thereof.

11.8 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

11.9 Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

(i) If to the Company, to:

KAR Holdings, Inc.

c/o Kelso & Company, L.P.

320 Park Avenue, 24th Floor

New York, New York 10022

Attention: James J. Connors II, Esq.

Tel: (212) 751-3939

Fax: (212) 223-2379

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Lou R. Kling

Tel: (212) 735-3000

Fax: (917) 777-2770

(ii) If to a Management Shareholder, unless otherwise specified by such Management Shareholder, to his or her attention at:

c/o Insurance Auto Auctions, Inc.

2 Westbrook Corporate Center, Suite 500

Westchester, Illinois 60154

Tel: (708) 492-7000

Fax: (708) 492-7078

with a copy (which shall not constitute notice) to:

Schiff Hardin LLP

6600 Sears Tower

Chicago, Illinois 60606

Attention: Stephen J. Dragich

Tel: (312) 258-5962

Fax: (312) 258-5600

(iii) If to the LLC, to:

KAR Holdings II, LLC

c/o Kelso & Company, L.P.

320 Park Avenue, 24th Floor

New York, NY 10022

Attention: James J. Connors II, Esq.

Tel: (212) 751-3939

Fax: (212) 223-2379

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Lou R. Kling

Tel: (212) 735-3000

Fax: (917) 777-2770

or to such other Person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

11.10 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

11.11 Injunctive Relief. Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

11.12 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the consent of the parties hereto or their respective successors in interest and (b) the date on which no Registrable Securities remain outstanding.

11.13 Further Assurances. Subject to the specific terms of this Agreement, each of the Company and the Shareholders shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

11.14 Entire Agreement. This Agreement, the LLC Agreement, the Shareholders Agreement and any agreements entered into in connection with any of the foregoing constitute the entire agreement and the understanding of the parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings between the parties with respect to such matters.

11.15 Prior Registration Rights Agreement. The parties hereto that were parties to the Prior Registration Rights Agreement, hereby agree that upon execution of this Agreement, the Prior Registration Rights Agreement shall be terminated and of no further force and effect and the provisions of this Agreement shall replace in their entirety the provisions of the Prior Registration Rights Agreement.

11.16 No Effect on Employment. Nothing herein contained shall confer on any Management Shareholder the right to remain in the employ or services of the Company or any of its Affiliates.

[Signature Pages Follow]

IN WITNESS WHEREOF this Registration Rights Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

KAR HOLDINGS, INC.

By:	/s/ Church M. Moore
Name:	Church M. Moore
Title:	Vice President

KAR HOLDINGS II, LLC

By:	/s/ Thomas J. Carella
Name:	Thomas J. Carella
Title:

/s/ Thomas C. O’Brien
Thomas C. O’Brien

/s/ Scott P. Pettit
Scott P. Pettit

/s/ David R. Montgomery
David R. Montgomery

/s/ Donald J. Hermanek
Donald J. Hermanek

/s/ John W. Kett
John W. Kett

/s/ John R. Nordin
John R. Nordin

/s/ Sidney L. Kerley
Sidney L. Kerley

SOLELY FOR PURPOSES OF SECTION 11.15:

AXLE HOLDINGS, INC.

By:	/s/ Sidney L. Kerley
Name:	Sidney L. Kerley
Title:

AXLE HOLDINGS II, LLC

By:	/s/ Sidney L. Kerley
Name:	Sidney L. Kerley
Title:

Schedule 1

Management Shareholders

Thomas C. O’Brien

Scott P. Pettit

David R. Montgomery

Donald J. Hermanek

John W. Kett

John R. Nordin

Sidney L. Kerley